UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2024

Assure Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-40785	82-2726719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7887 East Belleview Avenue, Suite 240 Denver, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 720-287-3093

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IONM	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Equity Purchase Agreement

On July 31, 2024, Assure Holdings Corp. (the “Company”) signed an equity purchase agreement (the “Purchase Agreement”) with 0915223 B.C. Ltd., a British Columbia corporation (the “Buyer”), pursuant to which the Buyer agreed to purchase all the equity interests of all of the Company’s subsidiaries (the “Subsidiaries”) in consideration of the Buyer assuming certain indebtedness of the Subsidiaries totaling approximately $2.6 million (the “Assumed Indebtedness”). In addition, as consideration for the Buyer agreeing to assume the Assumed Indebtedness, the Company as agree to (i) issue the Buyer 450,000 shares of Common Stock, (ii) pay the Buyer $40,000 in cash and (iii) pay the Buyer an additional $40,000 in cash or shares of Common Stock, at the Company’s sole election, within 60 days of the closing of the transaction to acquire the Subsidiaries. The Subsidiaries sold do not hold any material assets of the Company.

The above is a summary of the material terms of the Purchase Agreement is qualified in its entirety by the full terms and conditions of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Name
10.1	Purchase Agreement dated July 31, 2024
104	Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101).

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURE HOLDINGS CORP.

Date: August 6, 2024	By:	/s/ John Farlinger
	Name:	John Farlinger
	Title:	Chief Executive Officer